UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 19, 2007

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-52006 (Commission File Number)	98-0221142 (IRS Employer Identification #)
Plaza America Tower I 11700 Plaza America Drive, Suite 1010 Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Michael P. Corkery has been appointed Executive Vice President and Chief Financial Officer of ICO Global Communications (Holdings) Limited and ICO North America, Inc., effective November 19, 2007. Mr. Corkery, age 45, has served as Chief Financial Officer of CURRENT Group, LLC since January 2006. From August 2002 until August 2005, Mr. Corkery was VP Operations Finance for Nextel Communications, Inc. and previously worked for Berliner Communications, Inc., XO Communications, Inc. and AT&T Wireless Services in similar capacities. Mr. Corkery holds a Bachelor’s degree in accounting from St. Bonaventure University and received an Executive Leadership Development certification from the McDonough School of Business at Georgetown University.

In connection with Mr. Corkery’s appointment as Executive Vice President and Chief Financial Officer, Mr. Corkery’s will receive a salary of $325,000. In addition, Mr. Corkery was granted options to purchase 325,000 shares of the Company’s Class A common stock at the fair market value price on the date his appointment is effective. These options will vest and become exercisable in four equal annual installments beginning with the date the options are granted. Mr. Corkery was also granted 20,000 shares of restricted stock which vests based on certain performance and time-based criteria.

A copy of the Company's press release dated November 13, 2007 announcing the appointment of Mr. Corkery is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated November 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)

November 19, 2007	By:	/s/ John L. Flynn
John L. Flynn
Executive Vice President, General Counsel and Corporate Secretary